Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Municipal Defined Fund--Series--9

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-70847 of our opinion dated May 25, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
June 7, 2000